MULTI-SITE AGREEMENT

                                      FOR

                          TIMBER LODGE STEAKHOUSE INC.




                           AEI FUND MANAGEMENT, INC.
                       1300 Minnesota World Trade Center
                             30 East Seventh Street
                               St. Paul, MN 55101

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                                   MULTI-SITE

                                 SALE LEASEBACK

                              FINANCING AGREEMENT

                                      FOR

                         TIMBER LODGE STEAKHOUSE, INC.

                               (the "Agreement")



         This Agreement, made and entered into this 23rd day of September, 1997, by and between Timber Lodge Steakhouse, Inc. (the "Seller/Lessee") and AEI Fund Management, Inc. or its assigns ("AEI").

WITNESSETH THAT:

         Whereas, Seller/Lessee, or its affiliates (those parties in which 10% or more of the capital stock is owned or controlled by Seller/Lessee) or controlling persons or entities (those parties owning or controlling 10% or more of Seller/Lessee's capital stock), (collectively, also known as "Seller/Lessee" or "Principals") intends to develop certain parcels of real estate for use as Timber Lodge Steakhouse restaurants and desires to have AEI purchase such parcels and the improvements thereon (collectively, the "Parcels", and individually a "Parcel"), and simultaneously lease such Parcels back to Seller/Lessee; and

         Whereas, AEI desires to consider such Parcels for purchase and if purchased, to lease such Parcels back to Seller/Lessee, under terms and conditions hereinafter provided;

         NOW, THEREFORE, for Ten Dollars ($10.00) paid by Seller/Lessee to AEI, and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by and between the parties that:

ARTICLE 1. SCOPE OF AGREEMENT.

         1.1 AEI agrees to purchase, by sale/leaseback transactions, from Seller/Lessee up to four (4) Parcels within the next eighteen (18) months, the purchase of each Parcel being subject to AEI's standard credit site, and other due diligence review and conditions precedent. Each


Lessee Initial: /s/ WJB

Commitment For: (Timber Lodge Steakhouse, Inc.)

sale/leaseback transaction shall be upon the same terms and conditions as agreed to by the parties for the first sale/leaseback transaction between AEI and Seller/Lessee under this Agreement, except as to the purchase price for a Parcel, which amount may differ, and such other facts and circumstances as shall be reflected in the documents particular to a specific Parcel, including matters of local law. Seller/Lessee shall be obligated to provide up to four (4) Parcels to AEI to the extent Seller/Lessee finances the development of such Parcels through sale/leaseback transactions. Parcels developed for Seller/Lessee as build-to-suits by independent developers who owned fee title to the Parcel before Seller/Lessee identified the Parcel, ground lease Parcels, and any Parcel which Seller/Lessee retains fee title, are excluded from this agreement.

         1.2 Seller/Lessee shall give AEI not less than sixty (60) days notice as to the availability of a Parcel prior to the date Seller/Lessee desires to sell and leaseback such Parcel from AEI. Such notice shall include:

         1.       a site development plan;

         2. the estimated development budget; (including the purchase price for the land, the improvements on the Parcel and Seller's overhead allocation equal to $5,000.00 per Parcel for up to four (4) Parcels);

         3. a copy of the purchase agreement for the land, including the purchase date and cost of the land to Seller/Lessee;

         4. the anticipated opening date of the business which will occupy the leased premises;

         5.       demographic and site information;

         6.       color photographs of the site and the surrounding properties;

         7. a profit/loss pro forma for the proposed business to be conducted on the Parcel;

         8. financial statements of Seller/Lessee and all guarantors as outlined on Exhibit "A" attached hereto; and

         9. a list of competing businesses and a location map showing each competitor located within three miles of the Parcel, including the estimated sales from those competitors, if available.

         1.3 AEI reserves the right to perform a site inspection of each Parcel prior to or after issuing a purchase commitment. Within five (5) business days of receipt of an invoice from AEI, Seller/Lessee shall reimburse AEI for its actual out of pocket costs of performing such site


Lessee Initial: /s/ WJB

Commitment For: (Timber Lodge Steakhouse, Inc.)

inspection, not to exceed $1,500.00 per Parcel. Such costs may, at Seller/Lessee's option, be included as a funded project cost and reimbursed by AEI.

         1.4 AEI shall have fifteen (15) business days from receipt of notice of availability of a Parcel, and receipt of those items specified in Article 1.2 hereof, to issue a purchase commitment or a development financing and leasing commitment. If AEI rejects a Parcel, AEI shall advise Seller/Lessee of such decision in writing.

                  1. If AEI issues a purchase commitment, it shall contain the terms upon which AEI will purchase the specific Parcel (including but not limited to the terms of Article 2 hereof), which Seller/Lessee shall then execute and return to AEI within ten (10) business days. Seller/Lessee shall, upon returning such purchase commitment to AEI, remit a commitment fee of one percent (1.0%) of the estimated amount for which AEI will be expected to pay for the purchase of the Parcel not including the amount funded by AEI for Seller's overhead allocation, such fee to be adjusted at the closing of the transaction to accurately reflect total project costs not including the amount funded by AEI for Seller's overhead allocation funded by AEI. At Seller/Lessee's option, such fee may be reimbursed to Seller/Lessee as a funded project cost upon AEI's acquisition of the Parcel.

                  2. If AEI issues a development financing and leasing commitment, it shall contain the terms upon which AEI will purchase the specific Parcel and provide development financing (including but not limited to the terms of Article 2 hereof), which Seller/Lessee shall then execute and return to AEI within ten (10) business days. Seller/Lessee shall, upon returning such development financing and leasing commitment to AEI, remit a commitment fee of one and one-half percent (1.5%) of the estimated amount for which AEI will be expected to pay for the purchase of the Parcel and the anticipated improvements thereon not including the amount funded by AEI for Seller/Lessee's overhead allocation, such fee to be adjusted at the upon the final disbursement of the transaction to accurately reflect total project costs not including the amount funded by AEI for Seller/Lessee's overhead allocation funded by AEI. At Seller/Lessee's option, such fee may be reimbursed to Seller/Lessee as a funded project cost upon the final disbursement of the transaction.


Lessee Initial: /s/ WJB

Commitment For: (Timber Lodge Steakhouse, Inc.)

         1.5 If AEI does not elect to issue a purchase commitment or development financing and leasing commitment for any Parcel for which it receives proper notice hereunder, Seller/Lessee shall be released from all further obligations to AEI hereunder with respect to such single Parcel only.

ARTICLE 2. PURCHASE PRICE AND TERMS OF PURCHASE

         2.1 The purchase price for each Parcel shall be equal to the actual total project cost of the Parcel, to include those costs described on Exhibit "B" attached hereto and approved by AEI, not to exceed the AEI approved MAI appraised value (the "Purchase Price").

         2.2. Each lease shall be an absolute triple net lease.

         2.3 The initial annual rent for the first two (2) lease years for the Northern, IL Parcel purchased hereunder shall be ten and three quarters percent (10.75%), for the St. Cloud Parcel purchased hereunder shall be ten and sixty six hundredths percent (10.66%), and for the third and fourth Parcels purchased hereunder shall be ten and five hundred thirty-five thousandths percent (10.535%) of the total of the Parcels' Purchase Price less the amount funded by AEI for Seller's overhead allocation. Beginning in the third (3rd) lease year and every lease year thereafter for each of the four (4) Parcels, including any renewal terms, such annual rent will increase by an amount equal to one and nine hundred twenty-five thousandths percent (1.925%) of the prior period's scheduled annual rent.

         2.4 The term of the lease shall be twenty (20) years, with two (2) five-year options to renew.

         2.5 For each Parcel which AEI issues a purchase commitment, AEI may agree to provide Seller/Lessee, upon Seller/Lessee's' request with:

                  1. land acquisition and construction loan financing, subject to AEI's then standard credit, site, and other due diligence review and approval standards and procedures, up to the amount of the Purchase Price, at an annualized interest rate of seven and one quarter percent (7.25%) or one percent (1.0%) under the prime rate on the date AEI issues the construction loan commitment, whichever is greater, commencing from the date of disbursement. Upon approval by AEI to provide construction loan financing, Seller/Lessee shall, upon returning the signed


Lessee Initial: /s/ WJB

Commitment For: (Timber Lodge Steakhouse, Inc.)

purchase commitment to AEI, also execute a construction loan commitment and remit a nonrefundable out-of-pocket construction loan commitment fee in an amount equal to one percent (1.0%) of the amount of the construction financing requested. At Seller/Lessee's option, such fee may be reimbursed to Seller/Lessee as a funded project cost upon AEI's acquisition of the Parcel, or

                  2. development financing, subject to AEI's then standard credit, site, and other due diligence review and approval standards and procedures, up to the amount of the Purchase Price, at an annualized rental rate and interest rate of seven and one quarter percent (7.25%) or one percent (1.0%) under the prime rate on the date AEI issues the development financing and leasing commitment, whichever is greater, commencing from the date of disbursement. Such rate shall be adjusted to the applicable rental rate one hundred and twenty days (120) after AEI's acquisition of the Parcel. Upon approval by AEI to provide development financing, Seller/Lessee shall, upon returning the signed development financing and leasing commitment to AEI, remit a non-refundable out-of-pocket commitment fee in an amount equal to one and one-half percent (1.5%) of the amount of the development financing requested. At Seller/Lessee's option, such fee may be reimbursed to Seller/Lessee as a funded project cost upon AEI's acquisition of the Parcel.

         2.6 Seller/Lessee shall pay for all expenses incident to the closing of each transaction contemplated hereunder, including AEI's outside attorney's fees. AEI's attorney fees shall be capped at twelve thousand five hundred dollars ($12,500.00) per Parcel, unless Seller/Lessee shall default under the purchase agreement, construction loan commitment, loan or lease documents, development financing documents, or extraordinary events occur. If such extraordinary events occur the cap for legal fees shall cease and Seller/Lessee shall pay all actual legal expenses. All other actual closing costs shall be paid in full by Seller/Lessee. Such costs may, at Seller/Lessee's option, be included as project costs and funded by AEI in the Purchase Price.

ARTICLE 3. CLOSING DATE.

         Seller/Lessee shall provide AEI not less than sixty (60) days notice prior to: (a) its intended date to close on the construction financing for the Parcel, or (b) in the event AEI does not provide the construction financing for the Parcel, the anticipated completion date of the sale of the Parcel to AEI and leaseback by Seller/Lessee (the "Closing Date"). It is contemplated that


Lessee Initial: /s/ WJB

Commitment For: (Timber Lodge Steakhouse, Inc.)

the Closing Date shall be as close as is reasonably practical to the opening of the business at the Parcel, but not to exceed thirty (30) days from the actual opening date.

ARTICLE 4. CONTINGENCY.

         The issuance of a purchase commitment for a specific Parcel is subject to AEI's review and approval of the financial statements of Seller/Lessee, and all due diligence required by Article 1.2 and Article 1.3 hereof.

ARTICLE 5. REMEDIES.

         If Seller/Lessee shall fail to offer to AEI a Parcel which Seller/Lessee sells as a sale/leaseback transaction to another party, then AEI shall be entitled to recover from Seller/Lessee, as liquidated damages, the sum of 7.0% of the Seller's gross proceeds from the sale of such Parcel and any capital improvements or fixtures (not trade fixtures) placed thereon by Seller or for Seller's use.

ARTICLE 6. NOTICE.

         All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally, or by registered or certified mail, or nationally recognized overnight carrier, return receipt requested, postage prepared, addressed as follows:

         If to Seller/Lessee, at:       Timber Lodge Steakhouse, Inc.
                                        4021 Vernon Avenue South
                                        St. Louis Park, MN 55416
                                        Attention: Dermot Rowland

         If to AEI, at:                 AEI Fund Management, Inc.
                                        1300 Minnesota World Trade Center
                                        30 East Seventh Street
                                        St. Paul, Minnesota 55101
                                        Attention: Robert P. Johnson


Lessee Initial: /s/ WJB

Commitment For: (Timber Lodge Steakhouse, Inc.)

or addressed to any such party at such address as such party shall hereinafter furnish by notice to the other parties.

ARTICLE 7. MISCELLANEOUS.

         7.1 This Agreement shall be construed according to the laws of the State of Minnesota and the parties agree to be governed by the jurisdiction of, and consent to venue of any action to enforce this agreement in, the State of Minnesota.

         7.2 AEI shall have the right, at any time, to assign its interest herein with respect to this entire Agreement or any individual Parcel, in whole or in part.

         7.3 In the event it becomes necessary for either party to bring suit to enforce the terms or conditions hereof, the prevailing party shall have the right to recover reasonable attorney's fees and costs from the other party.

         7.4 This Agreement shall expire upon the earlier of AEI's issuance of a purchase commitment for the total number of Parcels contemplated under this Agreement, or at the end of thirty-six (36) months from the date hereof.

         7.5 In the event Seller/Lessee and AEI do not reach mutual agreement on the documents contemplated to be executed by either party for the first transaction contemplated hereunder, this Agreement may be terminated at the option of either party. Once documents have been mutually agreed upon between the two parties for the first transaction, then Seller/Lessee may object only to those changes made to the documents since the most immediate prior transaction. Seller/Lessee shall, in such event, reimburse AEI for its out-of-pocket expenses incurred for the first transaction, including, but not limited to, attorney's fees.

         7.6 Each lease will provide an option for Seller/Lessee to repurchase the Parcel as follows:

                  AEI would grant Seller/Lessee an option for Seller/Lessee to repurchase each Parcel at any time during the eighth (8th) lease year. The purchase price will be determined by compounding AEI's acquisition cost as reported in its Form 10K Financial Statement as filed with the Securities and Exchange Commission (SEC)


Lessee Initial: /s/ WJB

Commitment For: (Timber Lodge Steakhouse, Inc.)

                  by five percent (5.0%) lease per year, prorated for the partial lease year during lease year eight (8), plus all transaction costs.

         7.7 This Agreement is null and void unless executed and returned to AEI by September 23, 1997.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


AEI FUND MANAGEMENT, INC.
("AEI")


By: /s/ Robert P. Johnson                 Dated:   9-23-97
    ---------------------------------            ---------------
    Robert P. Johnson, President



TIMBER LODGE STEAKHOUSE, INC.
("Seller/Lessee")

By: /s/ William J. Birmingham             Dated:   23 Sept. 1997
    ---------------------------------            ---------------




Lessee Initial: /s/ WJB

Commitment For: (Timber Lodge Steakhouse, Inc.)

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                                  EXHIBIT "A"

                      FINANCIAL DOCUMENTATION REQUIREMENTS

Prior to Closing, the following must be received and approved by AEI, along with those items specified more fully in the Sale and Leaseback Financing Commitment.

I. Lessee's prior three (3) fiscal years' Form 10-K reports as filed with the Securities and Exchange Commission.

II.      Lessee's prior three fiscal years' Annual Shareholder Reports.

III. Lessee's Form 10-Q reports filed with the Securities and Exchange Commission during its current and prior two fiscal year periods.

IV. Lessee's internally generated per store annual financial statements for the current and year-to-date periods. Said financial statements shall include at a minimum, a balance sheet and statement of income. Cash flow statements and statements of stockholder's equity should also be provided if available.

V. Lessee's internally generated per store financial statements for each of its prior two fiscal year periods. Said financial statements shall include at a minimum, a balance sheet and statement of income. Cash flow statements and statements of stockholder's equity should also be provided if available.

VI.      Pro forma of first year's operations for the property to be purchased.

VII.     Itemized budget of total project cost for the property to be purchased.

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Lessee's financial statements, and any additional financial information requested by AEI shall be prepared in accordance with current GAAP guidelines and signed by an authorized officer who must certify to the accuracy thereof. The certification language must read as follows:

         "THE UNDERSIGNED HEREBY CERTIFIES AND WARRANTS THAT THE INFORMATION CONTAINED IN THESE FINANCIAL STATEMENTS IS TRUE AND CORRECT, UNDERSTANDS THAT AEI IS RELYING UPON SUCH INFORMATION AS AN INDUCEMENT FOR ENTERING INTO A PURCHASE TRANSACTION WITH THE UNDERSIGNED, AND EXPRESSLY REPRESENTS THAT AEI MAY HAVE RELIANCE UPON SUCH INFORMATION."
--------------------------------------------------------------------------------



Lessee Initial: /s/ WJB

Commitment For: (Timber Lodge Steakhouse, Inc.)

                                  EXHIBIT "B"
                 (COSTS WHICH MAY BE INCLUDED IN THE PURCHASE.)

1. Land Costs or Site Acquisition Costs at Seller's or Lessee's actual cost from unaffiliated parties.

2.       Demolition Costs and Site Preparation Costs.

3.       Architectural and Engineering Fees paid to non-affiliates.

4.       Outside Labor Costs for construction of the improvements on the Parcel.

5.       Material Costs.

6.       Soil Report and Environmental Report Costs.

7.       Surveying Costs paid to non-affiliates.

8.       Building permits, use permits and other governmental charges.

9.       Contractor Fees to non-affiliates.

10. Builders' Risk Insurance and Public Liability Insurance Premiums during the construction period.

11.      Utility Charges during construction.

12.      Construction Interest.

13.      AEI's Commitment Fee(s).

14.      Title Insurance Fees and Charges.

15.      Recording Fees and Registration or Conveyancing Taxes, Fees, or
         Charges.

16. Any fees or costs incurred by AEI in qualifying to hold title in the state where the Parcel is located.

17.      Appraisal Fees paid to non-affiliates.

18.      Attorneys' Fees of Lessee.

19.      Attorneys' Fees of AEI.

20.      AEI's Site Inspection Fees.

21. Attached, Permanent Equipment, not including signage, up to nine percent (9.0%) of Purchase of the Price.

22.      Seller's overhead allocation equal to $5,000 per Parcel.


Lessee Initial: /s/ WJB

Commitment For: (Timber Lodge Steakhouse, Inc.)